Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Primo Water Corporation of our report dated March 16, 2015, relating to our audit of the consolidated financial statements, appearing in the Annual Report on Form 10-K of Primo Water Corporation for the year ended December 31, 2015.

We also consent to the reference to our firm under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ RSM US LLP

Raleigh, North Carolina

October 21, 2016